Exhibit 10.13

11/10/2016	Customer Agreement Form

Interactive Brokers Consolidated Account Clearing Agreement

Pursuant to Financial Industry Regulatory Authority (“FINRA”) Rule 4311, this Consolidated Account Clearing Agreement (“Agreement”) is entered into by and between Interactive Brokers LLC, a limited liability company that is duly organized and existing under the laws of the State of Connecticut, with a principal place of business located in Greenwich, Connecticut (“Interactive”) and Top Capital Partners Limited(“Introducing Broker”).

WHEREAS, Introducing Broker desires to maintain one or more consolidated accounts (“Account” or “Consolidated Account”) with Interactive through which it will effect transactions in specified investment products on behalf of itself and/or its Customers and subject to the terms and conditions of this Agreement;

WHEREAS, Interactive desires to provide execution and clearing services for the transactions effected through such Account(s), subject to the terms and conditions of this Agreement;

NOW THEREFORE, for and in consideration of the mutual promises, covenants and agreements contained in this Agreement and other good and valuable consideration, the sufficiency of which the Parties hereby acknowledge, and intending to be legally bound by this Agreement, the Parties agree as follows:

1.         Establishment of the Accounts and Approval of Agreement: Interactive will establish and carry the Consolidated Account(s) for trading of securities, commodities, options and other investment products by Introducing Broker on behalf of itself or its Customers. The Consolidated Account shall be established, maintained and utilized by Interactive and Introducing Broker in conformity with any and all applicable laws, rules, and regulations promulgated by the United States government or any state or municipal government thereof, or any country other than the United States (or comparable subdivision thereof), or any constitution, by-law, rule, regulation or instrument corresponding to the foregoing or stated policy or practice of any relevant exchange or association or other regulatory or self-regulatory body or agency having jurisdiction (the “Laws and Regulations”). If securities or equity options will be traded in the Account, this Agreement shall be subject to the approval of FINRA and Interactive shall submit the Agreement to F1NRA. Introducing Broker shall submit the Agreement to any other organization from which approval is required.

2.         Applicable Consolidated Accounts: This Agreement shall apply to all Consolidated Account(s) of Introducing Broker carried by Interactive and any separate proprietary accounts of the Introducing Broker. Introducing Broker represents that all information provided by the Introducing Broker to Interactive in the Consolidated Account Application and during the account approval process is true and correct.

3.         Allocation of Responsibilities: Introducing Broker shall introduce Introducing Broker’s Customers to Interactive on an undisclosed basis through the Consolidated Account, pursuant to the terms and conditions of this Agreement. The Consolidated Account shall be carried in the name of Introducing Broker and Introducing Broker shall effect all transactions to be executed and cleared by Interactive for Introducing Broker through the Consolidated Account. Introducing Broker shall be solely responsible for all aspects of the acceptance and handling of the individual accounts of the Customers of Introducing Broker whose transactions are effected through the Consolidated Account (“Introducing Broker Customer Accounts”), the acceptance and handling of all orders submitted by Introducing Broker’s Customers, and all regulatory responsibilities and obligations related thereto. Without limiting the generality of the foregoing, certain responsibilities of the Parties shall be allocated as set forth below. To the extent that a particular function is allocated to one party under this Agreement, the other party shall supply that party with information in its possession pertinent to the proper performance and supervision of that function.

A.       Opening, Approval and Monitoring of Introducing Broker Customer Accounts

1.         Introducing Broker shall be solely responsible for the solicitation, opening, approval, and monitoring of all Introducing Broker Customer Accounts.

2.         Customers of Introducing Broker whose transactions are effected through the Consolidated Account shall not include any affiliated person, officer, director, or employee of any U.S. securities broker or dealer, introducing broker, futures commission merchant, exchange, market or clearing house unless proper documentation is received by Interactive.

3.         Introducing Broker is solely responsible for ensuring that it or its Customers sign appropriate market data subscription agreements as required for any market data provided to Introducing Broker or its Customers by Interactive. To the extent that Introducing Broker requests that Interactive provide market data to any workstation operated by Introducing Broker or its Customers, Introducing Broker represents that an appropriate market data subscription agreement has been executed and Introducing Broker acknowledges that Interactive will deduct market data fees as appropriate. Introducing Broker will provide executed market data agreements upon request of Interactive or any market data provider.

B.       Required Disclosures: Introducing Broker shall be solely responsible for providing Introducing Broker’s Customers with any disclosures required under the Laws and Regulations in connection with the activities of Introducing Broker or Introducing Broker’s Customers. Without limiting the generality of the foregoing, if required under the Laws and Regulations, Introducing Broker shall be solely responsible for provision of: (1) the disclosure statement of the Options Clearing Corporation and any effective supplements or amendment thereto (collectively, “OCC Documents”) regarding options trading; (2) the joint disclosure statement of the National Futures Association and National Association of Securities Dealers regarding security futures trading; (3) the Commodity Futures Trading Commission (“CFTC”) futures trading risk disclosure; (4) the disclosure of risks of day trading and the disclosure of risks of margin trading as required by the National Association of Securities Dealers; and (5) any other disclosure required by regulatory authorities or a U.S. or non-U.S. exchange or market regarding trading on that exchange or market.

C.       Investment Advice: Representatives of Interactive are not authorized to provide investment, tax or trading advice or to solicit orders and none of the information, research or other material provided by Interactive or on Interactive’s website constitutes a recommendation by Interactive or a solicitation to buy or sell securities, options, futures or other investment products. Introducing Broker may provide investment advice and, to the extent that it does so, shall comply with applicable Laws and Regulations including, without limitation, any applicable suitability and “know your customer” requirements.

D.       Receipt, Segregation, and Safeguarding of Customer Funds and Extension of Credit:

1.         Unless identified as a proprietary account of Introducing Broker, Interactive will treat the Introducing Broker’s Consolidated Account as an Interactive Customer account and will segregate funds, securities, and other property in accordance with Laws and Regulations applicable to Interactive, including but not limited to Securities Exchange Act Rule 15c3-3. Interactive may extend credit to the Consolidated Account consistent with Federal Reserve Regulation T. If Introducing Broker is a U.S.-registered broker-dealer, the Consolidated Account may be treated as an “Omnibus Account” under Regulation T and may be afforded credit on a “good faith basis”, as Interactive and Introducing Broker may agree. If Introducing Broker is not a U.S. registered broker-dealer, the Consolidated Account will not be treated as an Omnibus Account and will not be entitled to credit on a “good faith” basis under Regulation T.

2.         Introducing Broker shall be solely responsible for satisfying its obligations under the Laws and Regulations for segregating its Customers’ funds, securities, and other property. Introducing Broker shall be solely responsible for satisfying its obligations under the Laws and Regulations relating to receiving, safeguarding, and delivering funds and securities of Introducing Broker’s Customers. No Customer of Introducing Broker shall submit any funds, securities, or other property directly to Interactive

3.         Interactive shall be responsible for extending credit to the Consolidated Account, collecting margin from the Account, and determining and enforcing credit or margin limits applicable to the Account in accordance with FINRA Rule 4210, Reg T and the Laws and Regulations. As an administrative service to Introducing Broker, Interactive may establish Sub-Accounts of the Introducing Broker’s Consolidated Account, with each Sub-Account to be used for trading of an Introducing Broker Customer Account Separate accounts may be established to hold any proprietary funds and positions of the Introducing Broker. Solely as an administrative service to Introducing Broker, Interactive may provide risk management services by providing the ability to impose automated credit, margin or trading limits in the Sub-Accounts. Interactive does not warrant the operation of any risk management controls provided to Introducing Broker and Introducing Broker remains responsible for enforcing applicable credit, margin or trading limits applicable on its Customers and for collecting margin from Introducing Brokers Customers. Interactive may limit the number of Sub-Accounts established in the Consolidated Margin Account.

4.         Interactive shall credit each Sub-Account with the credit interest owed in accordance with the credit interest terms and rates then set forth on the Interactive website. Interactive shall deduct the debit interest owed in each Sub-Account in accordance with the debit interest terms and rates then set forth on the Interactive website.

E.        Acceptance and Submission of Orders and Instructions:

1.         Introducing Broker may accept orders of its Customers and submit such orders to Interactive, or Introducing Broker may provide its Customers with a mechanism to submit such orders themselves electronically directly to Interactive. Introducing Broker represents and warrants that all orders entered in any Customer Sub-Account are for the benefit of public customers and not for the benefit of Introducing Broker or another broker or dealer.

2.         It is the sole and exclusive responsibility of Introducing Broker to ensure that any orders and instructions submitted to the Interactive electronic brokerage system by Introducing Broker, or any of its employees or agents, or any of its Customers, for the Consolidated Account shall be properly authorized. Introducing Broker acknowledges that Interactive is unable to know whether someone other than Introducing Broker or Introducing Broker’s Customers has entered, or is entering, orders into the Interactive brokerage system using user names and passwords provided by Interactive. Unless otherwise specified to and agreed by Interactive in writing, Introducing Broker will not permit any person other than Introducing Broker’s authorized employees and agents and Introducing Broker’s authorized Customers to enter orders or instructions into the Interactive brokerage system for any purpose. Introducing Broker and its Customers shall be solely responsible for the confidentiality and use of, and any Customer orders entered with, user names and passwords provided to Introducing Broker by Interactive. Introducing Broker agrees to report any loss or theft of Interactive user names or passwords, or any unauthorized access to the Consolidated Account, immediately by e-mail to Interactive Customer Service at help@interactivebrokers.com. However, Introducing Broker and Introducing Broker’s Customers shall remain responsible for all orders and instructions entered using user names and passwords provided by Interactive to Introducing Broker.

3.         Interactive will be responsible for screening orders to make sure that such orders are within the risk management limits for the relevant Sub-Account. Notwithstanding this, however, Introducing Broker remains responsible for all trades executed in the Consolidated Account.

F.         Customer Support: Introducing Broker shall be solely responsible for providing customer service and technical support to Introducing Broker’s Customers.

G.       Transmission and Execution of Orders, Clearing and Settlement: Interactive shall receive and execute orders (directly or by transmitting them to a market center for execution) and shall clear and settle transactions for introducing Broker through the Consolidated Account, pursuant to the terms and conditions of this Agreement. Interactive shall not have any obligation to settle contracts and transactions: (1) between Introducing Broker and other brokers and dealers; (2) between Introducing Broker and its Customers: or (3) between Introducing Broker and third persons.

H.      Confirmations and Account Statements: Introducing Broker shall be solely responsible for providing confirmations and account statements to Introducing Broker’s Customers.

I.           Maintenance of Books Records: Introducing Broker shall be solely responsible for maintaining required books and records in connection with all Introducing Broker Customer Accounts and transactions contemplated by this Agreement or involving Introducing Broker’s Customers, in accordance with generally accepted practices in the securities or futures industry, as applicable, and in compliance with the Laws and Regulations.

J.           Responsibility for Compliance:

1.         Introducing Broker shall be solely responsible for compliance with “Suitability,” “Know Your Customer,” and al other rules, regulations, and requirements of the jurisdictions, regulatory and self-regulatory organizations, and exchanges applicable to the transactions and accounts under this Agreement, Introducing Broker Customer Accounts, and any of introducing Broker’s activities that involve Introducing Broker’s Customers. Among other things, Introducing Broker shall be solely responsible for ensuring that all Introducing Broker Customer Accounts are opened and carried in compliance with National Futures Association (NFA) Bylaw 1101. Possession by Interactive of surveillance records, exception reports or similar data shall not obligate Interactive to establish procedures for dealing with such material or to review or be aware of its contents. Interactive shall not be required to make any investigation into the facts surrounding any transaction that it may execute or clear for Introducing Broker.

2.         If Interactive determines in its sole discretion that Interactive requires identifying information for any of Introducing Broker’s Customers, for example to comply with a regulatory request or obligation, for tax reporting purposes, to investigate suspicious activity, to protect the integrity of its systems or for any other reason, introducing Broker shall promptly provide the identity of the Customer responsible for any (or all) Sub-Account, transaction or order and/or the Customer’s name, address, birth date, tax ID, telephone number, e-mail address and any other identifying information requested by Interactive, along with documentary evidence of the foregoing.

3.         Interactive reserves the right to nullify, rescind, reject or adjust any order or transaction, or to take any other action that interactive determines is necessary, in its sole discretion, in response to potentially fraudulent, illegal or otherwise Improper activity in the Consolidated Account.

4.         With respect to securities or equity options transactions only, in the event that Interactive receives any complaint regarding the Introducing Broker or its associated persons relating to functions and responsibilities allocated to the Introducing Broker pursuant to this Agreement. Interactive is authorized and directed to provide such complaint to Introducing Broker and to Introducing Broker’s Designated Examining Authority (or, if none, to introducing Broker’s appropriate regulatory agency or authority). Interactive also shall notify the Customer, in writing, that it has received the complaint and that the complaint has been furnished to the Introducing Broker and to Introducing Broker’s Designated Examining Authority (or, if none, to introducing Broker’s appropriate regulatory agency or authority). Introducing Broker agrees that interactive may, in addition, furnish other complaints regarding Introducing Broker to Introducing Broker’s regulators, if Interactive, in its sole discretion, determines that such action is appropriate.

K.       Lost and Stolen Securities Program: Timber Hill LLC (“TH LLC”), an affiliate of Interactive, shall serve as the Direct Inquirer and Introducing Broker shall serve as Indirect Inquirer for purposes of participation in the Lost and Stolen Securities Program with respect to the transactions effectuated pursuant to this Agreement. Introducing Broker shall retain ultimate responsibility for full compliance with the Lost and Stolen Securities Program and shall provide all information and documentation necessary or requested by TH LLC in connection with its performance as a Direct Inquirer and shall pay to Interactive any fees, costs, or expenses that it may charge Introducing Broker on behalf of TH LLC in connection with that performance.

L.        SIPC: It is hereby agreed between Introducing Broker and Interactive that, solely for purposes of the “financial responsibility rules” of the SEC and Securities Investor Protection Act, the participants in the Consolidated Accounts shall be deemed “customers” of Interactive and not the Introducing Broker.

M.    Introducing Broker’s proprietary Accounts. Introducing Broker acknowledges that any separate accounts that may be used to hold any proprietary funds and positions of the Introducing Broker will not be treated as customer accounts for purposes of the “financial responsibility rules” of the SEC and for purposes of Interactive’s Reserve Formula calculation. Introducing Broker agrees to maintain its proprietary and customer accounts (and the proprietary and customer accounts of any introducing firm for which Introducing Broker is acting as intermediary in obtaining clearing services from Interactive), in such a manner as to enable Interactive and FINRA to specifically identify the proprietary and customer accounts belonging to each introducing firm.

N.       Exception Reports: If securities or equity options will be traded in the Account:

1.         At the time of the execution of this Agreement, and annually thereafter, Interactive shall provide to Introducing Broker a list of exception and other reports that Interactive can make available to Introducing Broker. At each such time, Introducing Broker shall promptly designate in writing to Interactive which, if any, of such reports Introducing Broker requires during the succeeding twelve (12) months, introducing Broker specifically acknowledges that such reports may not be inclusive of all of the exception and other reports necessary for Introducing Broker to comply with Its regulatory’ obligations. It shall be the sole and exclusive responsibility of Introducing Broker to determine whether additional reports are necessary for Introducing Broker to meet its regulatory obligations, and to obtain and use such reports.

2.         Interactive shall retain and preserve copies of the specific reports requested by and/or supplied to Introducing Broker as part of its books and records.

3.         Annually, no later than July 1 of each year. Interactive shall give written notice to introducing Broker’s Chief Executive and Compliance Officers indicating, as of the date of such notice, the list of reports offered to the Introducing Broker and specify those reports that were actually requested by and/or supplied to Introducing Broker as of such date. At the same time, Interactive shall provide a copy of this written notice to the Introducing Broker’s Designated Examining Authority (or, if none, to its appropriate regulatory agency or authority).

4.    Representations and Warranties:

A.       Introducing Broker represents that Introducing Broker is authorized pursuant to its articles of incorporation, charter, by-laws, operating agreement or other governing document(s) and the Laws and Regulations to: (1) retain the services of Interactive; (2) enter into this Agreement; (3) engage in the securities, options, futures, and other investment transactions to be effected through the Consolidated Account; (4) effect such transactions on behalf of Introducing Broker’s Customers; and (5) engage in all other transactions and activities contemplated by this Agreement.

B.       Introducing Broker represents that all information provided by the Introducing Broker to interactive in the Consolidated Account Application and during the account approval process is true and correct.

C.       Introducing Broker represents that introducing Broker and its officers, directors and employees are and will remain for the duration of this Agreement properly registered, licensed, or authorized (unless such persons are not required to be so registered, licensed, or authorized), under the Laws and Regulations. Introducing Broker shall promptly notify Interactive of any material changes in any of its regulatory or self-regulatory organization registrations, licensures, authorizations, or memberships.

D.       Introducing Broker represents that Introducing Broker and its officers, directors and employees are now, and shall remain, in compliance with the Laws and Regulations. Introducing Broker shall comply with whatever non-member access rules have been promulgated by any exchange for which Introducing Broker transmits orders to Interactive.

E.        Introducing Broker represents that there are no civil or criminal complaints, investigations, proceedings, actions or suits pending against or involving Introducing Broker or any of Introducing Broker’s officers, directors, or employees: (1) that allege any material violation by Introducing Broker of any of the criminal, securities, or commodities laws or regulations of any jurisdiction, regulatory or self-regulatory organization, or exchange or (2) that, if decided, would have a material, adverse effect on the ability of Introducing Broker to fulfill its obligations under this Agreement.

F.         Interactive represents that Interactive is a limited liability company that is duly organized and validly existing in good standing under the laws of the State of Connecticut. Interactive is authorized pursuant to its governing documents and the Laws and Regulations to enter into this Agreement.

5.         Reporting by Introducing Broker:

A.       Customer Lists: Introducing Broker shall maintain a list of those Customers of Introducing Broker whose transactions are effected through the Consolidated Account. Upon the request of the Interactive Compliance Department. Introducing Broker shall immediately provide Interactive with the names, addresses, positions, and transactions of those Customers of Introducing Broker whose transactions are or have been effected through the Consolidated Accounts.

B.       Disciplinary Action, Suspension, or Restriction: Introducing Broker shall immediately notify Interactive if Introducing Broker becomes subject to any disciplinary action, suspension or restriction imposed by any agency, regulatory or self-regulatory organization, or exchange that would materially and adversely affect Introducing Broker’s ability to fulfill its obligations hereunder, and shall promptly provide to interactive a copy of any decision relating to such disciplinary action, suspension, or restriction. Introducing Broker also shall immediately notify Interactive of any other restriction on its activities with respect to the Consolidated Account, Introducing Broker Customer Accounts, or Introducing Broker’s Customers. In either of these events, Interactive may take any action it deems to be necessary: (1) to assure itself that Introducing Broker will continue to comply with the Laws and Regulations notwithstanding such action, suspension or restriction, and (2) to comply with any requests, directives, or demands made upon Interactive by any agency, regulatory or self-regulatory organization, or exchange.

C.       Regulatory Requests for Information: Introducing Broker shall comply with all appropriate requests for information from any agency, regulatory or self-regulatory organization, or exchange regarding any activities of Introducing Broker that involve the Consolidated Account, Introducing Broker Customer Accounts, or the transactions effected thereunder; or Introducing Broker’s Customers.

6.         Transmission of Orders to Interactive: Introducing Broker shall be solely responsible for the transmission to Interactive of orders for the Consolidated Accounts and for any errors in the transmission of such orders to Interactive.

7.         Introducing Broker Must Maintain Alternative Trading Arrangements: Introducing Broker acknowledges that electronic and computer-based facilities and systems such as those provided to Introducing Broker and used by Interactive are inherently vulnerable to disruption, delay or failure and such facilities and systems may be unavailable to Introducing Broker as a result of foreseeable and unforeseeable events. INTRODUCING BROKER MUST MAINTAIN ALTERNATIVE TRADING ARRANGEMENTS FOR THE PLACEMENT AND EXECUTION OF ORDERS IN THE EVENT THAT THE INTERACTIVE SYSTEM IS UNAVAILABLE, INTRODUCING BROKER REPRESENTS THAT INTRODUCING BROKER SHALL MAINTAIN SUCH ALTERNATIVE TRADING ARRANGEMENTS.

8.         Order Routing: Unless otherwise directed by Introducing Broker, Interactive has discretion to select the marketplace to which to route Introducing Broker’s orders. If Introducing Broker instructs Interactive to direct an order to a particular market center, Introducing Broker assumes sole responsibility for such order.

9.         Order Execution: Interactive shall execute Introducing Broker’s orders as agent, unless otherwise confirmed. Interactive is authorized to execute Introducing Broker orders as principal. Interactive may utilize another executing broker, including but not limited to an affiliate, to execute Introducing Broker orders. Such executing brokers shall have the benefit of all of Interactive’s rights and remedies hereunder. Subject to the Laws and Regulations, Introducing Broker specifically authorizes Interactive, its affiliates, or their brokers, to act as buyers with respect to orders given by Introducing Broker to Interactive to sell for Introducing Broker’s accounts, or as sellers with respect to orders given by Introducing Broker to Interactive to buy for Introducing Broker’s accounts, Interactive may decline any Introducing Broker order, or terminate this Agreement and/or Introducing Broker’s use of the facilities and services provided by Interactive for the transmission and execution of Introducing Broker orders (the “Interactive System”) at any time in Interactive’s sole discretion. Introducing Broker shall be responsible for monitoring all Introducing Broker orders until Interactive confirms execution or cancellation of the order to Introducing Broker. All transactions effected through Interactive are subject to the Laws and Regulations. IN NO EVENT SHALL INTERACTIVE BE LIABLE TO INTRODUCING BROKER OR ITS CUSTOMERS FOR ANY ACTION, INACTION, DECISION OR RULING OF ANY EXCHANGE, MARKET, CLEARING HOUSE OR REGULATORY AUTHORITY.

10.  Order Cancellation and Modification: Introducing Broker acknowledges that it may not be possible to cancel or modify an order. Any attempt to cancel or modify an order is simply a request to cancel or modify. Interactive is not liable to Introducing Broker if Interactive is unable to cancel or modify an order. Introducing Broker understands and agrees that, if an order cannot be canceled or modified, Introducing Broker is bound by any execution of the original order.

11.  Confirmations:

A.       Interactive may elect to confirm the execution or cancellation of any Introducing Broker order by the sole method of transmitting an electronic confirmation to Introducing Broker via e-mail or through the Interactive System. Introducing Broker agrees to accept electronic trade confirmations in lieu of printed confirmations.

B.       Introducing Broker agrees to monitor each open order until Interactive confirms an execution or cancellation of the order to Introducing Broker. Confirmations may be subject to delays. Introducing Broker understands that reports and confirmations of order executions or cancellations may be erroneous for various reasons, including, but not limited to, cancellation or adjustment by an exchange. Confirmations also are subject to change by Interactive, in which case Introducing Broker shall be bound by the actual order execution, so long as it is consistent with the order. In the event that Interactive confirms an execution or cancellation in error and Introducing Broker unreasonably delays in reporting such error. Interactive reserves the right to require Introducing Broker to accept the trade, or remove the trade from Introducing Broker’s account, in Interactive’s sole discretion.

C.       Introducing Broker agrees to notify Interactive immediately by telephone, or by e-mail to Interactive Customer Service at help@interactivebrokers.com. if:

1.         Introducing Broker fails to receive an accurate confirmation of an execution or cancellation;

2.         Introducing Broker receives a confirmation that is not consistent with the order;

3.         Introducing Broker receives confirmation of execution or cancellation of an order that Introducing Broker did not place; or

4.         Introducing Broker receives an account statement, confirmation, or other information reflecting inaccurate orders, trades, account balances, securities or futures positions, funds, margin status, or transaction history.

D.       Introducing Broker understands and agrees that Interactive may adjust Introducing Broker’s account to correct any error. Introducing Broker agrees to promptly return to Interactive any assets distributed to Introducing Broker to which Introducing Broker was not entitled.

12.  Proprietary Trading - Display of Introducing Broker Orders: Subject to the Laws and Regulations, Introducing Broker authorizes Interactive to engage in proprietary trading, and to execute the proprietary trades of its affiliates, even though Interactive may simultaneously hold unexecuted Introducing Broker orders for the same products which could be executed at the same price; and Introducing Broker authorizes Interactive to disclose Introducing Broker orders to others, including Interactive’s affiliates and brokers, to disseminate quotes; and to facilitate the execution of such orders.

13.  Margin and Related Provisions

A.       Marginable Securities and Futures Trades: Interactive will extend credit to the Consolidated Account consistent with Federal Reserve Regulation T. If Introducing Broker is a U.S.-registered broker-dealer, the Consolidated Account may be treated as an “Omnibus Account” under Regulation T and may be afforded credit on a “good faith basis”, as Interactive and Introducing Broker may agree. If Introducing Broker is not a U.S. registered broker-dealer, the Consolidated Account will not be treated as an Omnibus Account and will not be entitled to credit on a “good faith” basis under Regulation T.

B.       Sub-Accounts and Risk Management Services.

1.         Introducing Broker shall be solely responsible for extending credit to Introducing Broker’s Customers, collecting margin from such Customers and determining and enforcing credit, margin or trading limits applicable to its Customers, in accordance with applicable Laws and Regulations.

2.         As an administrative service to Introducing Broker, Interactive will establish Sub-Accounts of the Introducing Broker’s Consolidated Account. Solely as an administrative service to Introducing Broker, Interactive will provide risk management services by imposing Interactive’s standard margin requirements upon the Sub-Accounts (“Sub-Account Risk Management Requirements”). Notwithstanding this administrative service, Introducing Broker remains solely responsible for enforcing applicable credit, margin or trading limits applicable to its Customers, and Interactive’s sole obligation under the Laws and Regulations is to ensure that the Consolidated Account, as a whole, satisfies margin requirements applicable to accounts held by Interactive.

3.         NOTWITHSTANDING INTERACTIVE’S PROVISION OF RISK MANAGEMENT SERVICES FOR THE SUB-ACCOUNTS, INTRODUCING BROKER REMAINS SOLELY LIABLE FOR ALL OBLIGATIONS IN THE CONSOLIDATED ACCOUNT AND IN ANY SUB-ACCOUNT. INTERACTIVE DOES NOT PROVIDE ANY WARRANTY OR REPRESENTATION REGARDING THE RISK MANAGEMENT SERVICES AND INTRODUCING BROKER REMAINS LIABLE FOR ALL OBLIGATIONS ARISING FROM ANY TRADE OR POSITION IN THE CONSOLIDATED ACCOUNT, EVEN IF SUCH TRADE OR POSITION RESULTED FROM A CUSTOMER ORDER EXECUTED BY INTERACTIVE IN EXCESS OF RISK LIMITS (I.E., AT A TIME WHEN THE SUB-ACCOUNT HAD INSUFFICIENT FUNDS TO SATISFY THE SUB-ACCOUNT RISK MANAGEMENT REQUIREMENTS). INTERACTIVE SHALL HAVE NO LIABILITY FOR FAILURE TO ENFORCE SUB-ACCOUNT RISK MANAGEMENT REQUIREMENTS; FOR ACCEPTANCE OF ORDERS IN VIOLATION OF SUCH REQUIREMENTS; OR FOR FAILURE TO LIQUIDATE POSITIONS IN A SUB-ACCOUNT THAT HAS AN INSUFFICIENT BALANCE TO SATISFY SUCH REQUIREMENTS.

C.       Notification of Risks of Margin Trading: Introducing Broker assumes sole responsibility for notifying its Customers of the risks of margin trading, consistent with all applicable Laws and Regulations.

D.       Requirement to Maintain Sufficient Margin:

1.         Margin transactions are subject, at all times, to the initial margin and maintenance margin requirements (the “Margin Requirements”) established by Interactive or the applicable exchange, whichever is greater. Introducing Broker shall monitor the Account so that at all times, without notice or demand, it shall contain a sufficient balance to meet the applicable Margin Requirements, Interactive may reject any order if Introducing Broker does not have a sufficient account balance to meet Margin Requirements and may delay the processing of any order while determining the correct margin status of the Account

2.         Interactive may modify Margin Requirements for open and new positions, at any time, in Interactive’s sole discretion. The margin required by Interactive may exceed the margin required by any exchange or clearing house. In addition, Interactive’s house margin requirements or risk control parameters may include leverage ratio limits or position size limits for securities, commodities, currencies or other products (for example, Interactive limits the ratio by which the gross position value of the account may exceed the equity of the account and limits the ratio by which unsettled currency transactions may exceed account equity). These limits address situations in which there may be little or no apparent market risk in holding a position but there may be excessive settlement or other risk. If these limits are reached or exceeded, accounts or Sub-Accounts may not be able to engage in new trades and existing positions may be liquidated without notice (see Paragraph F, below).

3.         The market values/prices used to compute the equity in any account or Sub-Account, and/or to compute the Margin Requirements, shall be determined in Interactive’s sole discretion and may differ from the values/prices disseminated by exchanges or other market data sources. Among other things, Interactive may calculate its own index values, Exchange Traded Fund values or derivatives values, and Interactive shall have sole discretion whether to value securities or futures or other investment products based on bid price, offer price, last sale price, midpoint or using some other method). Introducing Broker acknowledges that Interactive may use a valuation methodology that is more conservative than the marketplace as a whole and that this may effectively constitute a higher “house” margin requirement, which Interactive has a right to establish.

E.        Interactive Generally Will Not Issue Margin Calls:

1.         Interactive has no obligation to notify Introducing Broker or Introducing Broker’s Customers of any failure to meet Margin Requirements in the Consolidated Account prior to Interactive exercising its rights and remedies under this Agreement Introducing Broker understands that Interactive generally will not issue margin calls, that Interactive generally will not credit the Account to meet intraday margin deficiencies; and that Interactive is authorized to liquidate positions (or add risk-reducing positions) in the Account in order to satisfy Margin Requirements without prior notice to Introducing Broker.

2.         In performing risk management services for Introducing Broker in connection with the Sub- Accounts, Interactive has no obligation to notify Introducing Broker or Introducing Broker’s Customers (whose identities are unknown to Interactive) of any failure to meet the Sub-Account Risk Management Requirements. Interactive will not issue calls; Interactive generally will not credit the Sub-Account to meet deficiencies, and Interactive is authorized to liquidate positions in the Sub-Account (or add risk-reducing positions) in order to satisfy the Sub-Account Risk Management Requirements without prior notice to Introducing Broker or its Customers.

F.         Liquidation of Positions and Offsetting Transactions:

1.         IN THE EVENT THAT THE CONSOLIDATED ACCOUNT HAS ZERO EQUITY OR IS IN DEFICIT AT ANY TIME, OR THE ACCOUNT DOES NOT HAVE A SUFFICIENT ACCOUNT BALANCE TO MEET MARGIN REQUIREMENTS, OR IF THE ACCOUNT EXCEEDS LEVERAGE LIMITS OR POSITION SIZE LIMITS INTERACTIVE SHALL HAVE THE RIGHT, IN ITS SOLE DISCRETION, BUT NOT THE OBLIGATION, TO LIQUIDATE ALL OR ANY PART OF THE POSITIONS IN ANY ACCOUNTS (OR ADD RISK-REDUCING POSITIONS) OF ANY KIND HELD BY INTRODUCING BROKER WITH INTERACTIVE, WHETHER SUCH ACCOUNTS ARE CONSOLIDATED ACCOUNTS, FULLY DISCLOSED ACCOUNTS, OR INTRODUCING BROKER’S PROPRIETARY ACCOUNTS, AT ANY TIME AND IN SUCH MANNER AND IN ANY MARKET AS INTERACTIVE DEEMS NECESSARY, WITHOUT PRIOR NOTICE OR MARGIN CALL TO THE INTRODUCING BROKER. INTRODUCING BROKER AGREES TO BE RESPONSIBLE FOR, AND PROMPTLY PAY TO INTERACTIVE, ANY DEFICIENCIES IN ANY ACCOUNT THAT ARISE FROM SUCH LIQUIDATION OR REMAIN AFTER SUCH LIQUIDATION. INTERACTIVE WILL NOT HAVE ANY LIABILITY TO INTRODUCING BROKER FOR ANY LOSSES OR DAMAGES SUSTAINED BY INTRODUCING BROKER IN CONNECTION WITH SUCH LIQUIDATIONS (OR IF THE INTERACTIVE SYSTEM EXPERIENCES A DELAY IN EFFECTING, OR DOES NOT EFFECT, SUCH LIQUIDATIONS) EVEN IF INTRODUCING BROKER SUBSEQUENTLY RE-ESTABLISHES POSITIONS AT A LESS FAVORABLE PRICE.

2.         IN PERFORMING RISK MANAGEMENT SERVICES FOR INTRODUCING BROKER IN CONNECTION WITH THE SUB-ACCOUNTS, IN THE EVENT THAT A SUB-ACCOUNT HAS ZERO EQUITY OR IS IN DEFICIT AT ANY TIME, OR THE SUB-ACCOUNT DOES NOT HAVE A SUFFICIENT ACCOUNT BALANCE TO MEET THE SUB-ACCOUNT RISK-MANAGEMENT REQUIREMENTS, OR IF THE ACCOUNT EXCEEDS LEVERAGE LIMITS OR POSITION SIZE LIMITS, INTERACTIVE SHALL HAVE THE RIGHT, IN ITS SOLE DISCRETION, BUT NOT THE OBLIGATION, TO LIQUIDATE ALL OR ANY PART OF THE POSITIONS IN THE SUB-ACCOUNT (OR ADD RISK-REDUCING POSITIONS), AT ANY TIME AND IN SUCH MANNER AND IN ANY MARKET AS INTERACTIVE DEEMS NECESSARY, WITHOUT PRIOR NOTICE OR “CALL” TO THE INTRODUCING BROKER OR INTRODUCING BROKER’S CUSTOMERS (WHOSE IDENTITIES ARE UNKNOWN TO INTERACTIVE). INTRODUCING BROKER AGREES TO BE RESPONSIBLE FOR, AND PROMPTLY PAY TO INTERACTIVE, ANY DEFICIENCIES IN ANY SUB-ACCOUNT THAT ARISE FROM SUCH LIQUIDATION OR REMAIN AFTER SUCH LIQUIDATION. INTERACTIVE WILL NOT HAVE ANY LIABILITY TO INTRODUCING BROKER FOR ANY LOSSES OR DAMAGES SUSTAINED BY INTRODUCING BROKER IN CONNECTION WITH SUCH LIQUIDATIONS (OR IF THE INTERACTIVE SYSTEM EXPERIENCES A DELAY IN EFFECTING, OR DOES NOT EFFECT, SUCH LIQUIDATIONS) EVEN IF INTRODUCING BROKER SUBSEQUENTLY RE-ESTABLISHES POSITIONS AT A LESS FAVORABLE PRICE.

3.         INTRODUCING BROKER IS SOLELY RESPONSIBLE FOR EXTENDING CREDIT TO ITS CUSTOMERS CONSISTENT WITH APPLICABLE LAWS AND REGULATIONS, COLLECTING MARGIN PAYMENTS, AND TAKING APPROPRIATE ACTION IN THE EVENT THAT ANY OF ITS CUSTOMERS INCUR MARGIN DEFICITS. INTRODUCING BROKER IS SOLELY LIABLE FOR ANY DAMAGES OF ANY KIND CAUSED TO ANY CUSTOMER OF INTRODUCING BROKER OR TO ANY THIRD PARTY IN THE EVENT OF A MARGIN DEFICIT IN THE CONSOLIDATED ACCOUNT, INCLUDING BUT NOT LIMITED TO ANY DAMAGES CAUSED BY INTERACTIVE’S EXERCISE OF ITS RIGHTS HEREUNDER TO LIQUIDATE POSITIONS IN THE CONSOLIDATED ACCOUNT IN THE EVENT OF A MARGIN DEFICIT OR TO LIQUIDATE POSITIONS IN SUB-ACCOUNTS IN THE EVENT OF A FAILURE TO MEET THE SUB-ACCOUNT RISK-MANAGEMENT REQUIREMENTS.

4.         IN ACCORDANCE WITH PARAGRAPH 27C BELOW, INTRODUCING BROKER AGREES TO INDEMNIFY AND HOLD INTERACTIVE AND THE INTERACTIVE INDEMNITEES HARMLESS AGAINST ANY AND ALL CLAIMS FOR ANY DAMAGES OF ANY KIND CAUSED TO ANY CUSTOMER OF INTRODUCING BROKER OR TO ANY THIRD PARTY IN THE EVENT THAT INTERACTIVE LIQUIDATES POSITIONS IN THE CONSOLIDATED ACCOUNT OR THE SUB-ACCOUNTS PURSUANT TO THE PROVISIONS OF THIS AGREEMENT.

5.         Introducing Broker expressly waives any rights to receive prior notice or demand from Interactive and agrees that any prior demand, notice, announcement or advertisement shall not be deemed a waiver of Interactive’s right to liquidate any position as a result of violation of Margin Requirements applicable to the Consolidated Account or violation of Risk Management Requirements in a Sub-Account. Introducing Broker understands that, in the event positions are liquidated by Interactive, Introducing Broker shall have no right or opportunity to determine the securities to be liquidated or the order or manner of liquidation. Interactive may, in its sole discretion, effect a liquidation on any exchange. Electronic Communications Network (“ECN”) or other market, and Interactive or its affiliates may take the other side of such liquidating transaction. In the event that Interactive liquidates any or all positions in the Account or a Sub-Account, such liquidation shall establish the amount of Introducing Broker’s gain or loss and indebtedness to Interactive, if any. Introducing Broker shall reimburse and hold Interactive harmless for all actions, omissions, costs, expenses, fees (including, but not limited to, attorney’s fees), penalties, losses, claims or liabilities associated with any such transaction undertaken by Interactive. Introducing Broker shall be responsible for all resulting losses on Introducing Broker’s positions, notwithstanding Interactive’s delay in or failure to liquidate any such positions. If Interactive executes an order for which the Account or a Sub-Account did not have sufficient funds, Interactive has the right, without notice to Introducing Broker, to liquidate the trade and Introducing Broker shall be responsible for any loss as a result of such liquidation, including any costs, and shall not be entitled to any profit that results from such liquidation.

6.         Introducing Broker acknowledges and agrees that Interactive will deduct commissions and various other fees (including but not limited to market data fees) from the Account and that such deductions may affect the amount of equity to be applied against the Margin Requirements or the Sub-Account Risk Management Requirements. Account positions are subject to liquidation as described herein if deduction of commissions, fees or other charges causes the Account to have an insufficient balance to satisfy the Margin Requirements or causes a Sub-Account to have an insufficient balance to satisfy the Sub-Account Risk Management Requirements.

7.         If the Interactive System does not, for any reason, effect a liquidation, and Interactive issues a call to Introducing Broker by e-mail or any other method, Introducing Broker must satisfy such call immediately. Introducing Broker agrees to monitor e-mail messages and other communications from Interactive and to satisfy any call issued by Interactive by immediately depositing funds in the Account to pay, in full, the under-margined position. Notwithstanding such call. Introducing Broker acknowledges that Interactive, in its sole discretion, may liquidate Account positions at any time.

8.         Interactive also shall have the right to liquidate all or any part of any Account position without prior notice to the Introducing Broker in the same manner as provided above: (i) if any dispute arises concerning any trade in an Account, (ii) upon Introducing Broker’s failure to timely discharge its obligations to Interactive, (iii) upon the Introducing Broker’s insolvency or filing of a petition in bankruptcy or for protection from creditors, (iv) upon the appointment of a receiver, or (v) whenever Interactive reasonably deems liquidation necessary or advisable for Interactive’s protection.

9.         Universal Accounts: Interactive offers the opportunity to maintain a Universal Account, which allows trading of securities, options, futures and other products through Interactive in a single screen environment. The Sub-Accounts established by Introducing Broker may offer Universal Account functionality and if so will consist of two underlying Sub-Accounts, a securities trading Sub-Account and a futures trading Sub-Account. Introducing Broker expressly authorizes Interactive to transfer cash at any lime between and among Introducing Broker’s underlying securities and futures Accounts (or Sub-Accounts) to cover any obligations (e.g., funds needed for purchase of investment products) or Margin Requirements or Sub-Account Risk Management Requirements. Introducing Broker further expressly authorizes Interactive to liquidate positions in the underlying securities or commodity Account (or Sub-Account) to cover any Margin deficit or Sub-Account Risk Management Requirement deficit in the other Account (or Sub-Account), in accordance with, the liquidation provisions above.

G.       Short Sales: Introducing Broker is responsible for the accurate designation of an order as a short sale at the time the order is placed. Introducing Broker acknowledges that short sales may only be effected in a margin account and are subject to initial and maintenance Margin Requirements. Interest rates paid to or from Introducing Broker in connection with short sales are subject to frequent change and will vary based on the nature of the security being shorted (e.g., financing a short position in a hard-to-borrow stock may be much more costly). Prior to effecting a short sale for Introducing Broker, Interactive must have reasonable assurance that it will be able to borrow the stock to effect delivery of the stock to the purchaser. If Interactive is unable to borrow stock to effect delivery on a short sale, or if Interactive is unable to re-borrow stock in order to satisfy a re-call notice from a stock lender, or if SEC rules (e.g., Reg SHO) or rules of other regulators or clearing houses so require, then Interactive may be subject to a buy-in (closeout) obligation. Introducing Broker acknowledges that, in connection with any short sale by Introducing Broker or its Customers, Interactive is authorized to buy in or closeout such short position by purchasing stock and Introducing Broker shall be liable for any resulting losses and all associated costs incurred by Interactive (including special commissions or fees that may be imposed for short sale closeouts). As noted above, the market value of short stock is treated as a debit item to Introducing Brokers Consolidated Account.

H.      Interactive’s Right to Lend and pledge Securities and Other Property: To the extent allowed by the Laws and Regulations, Interactive may, from time to time and without notice to introducing Broker, lend, pledge, re-pledge, hypothecate or re-hypothecate, all securities and/or other property, either separately or together with securities or other property of other Interactive Customers, for any amount due Interactive in any of Introducing Broker’s accounts or Sub-Accounts. Interactive may so pledge, re-pledge, hypothecate or re-hypothecate securities and/or other property without retaining in Interactive’s possession or control a like amount of similar securities and/or other property. To the extent allowed by the Laws and Regulations. Interactive is authorized by Introducing Broker to lend either to itself or to others (as principal or agent) any securities and/or other property held by Interactive in Introducing Broker’s accounts or Sub-Accounts. Introducing Broker agrees that for such loans of securities or other property. Interactive and/or its affiliates or third parties may receive certain benefits (including, but not limited to interest on collateral posted for such loans) to which Introducing Broker and/or Introducing Broker’s Customers will not be entitled. Loans of securities or other property generally will prevent Introducing Broker’s and/or Introducing Broker’s Customers’ from exercising voting rights or receiving dividends, in whole or in part, with respect to the securities or other property lent. Introducing Broker acknowledges that for securities or other property lent by Interactive, dividends paid on such securities or other property will go to the borrower and not to Introducing Broker or Introducing Broker’s Customers, and no compensation or reimbursements will be due to Introducing Broker or its Customers. However, if an account or Sub-Account of Introducing Broker is allocated a substitute payment in lieu of dividends, such a payment may not be entitled to the same tax treatment as receipt of a dividend, and Introducing Broker agrees that Interactive is not required to compensate Introducing Broker or its Customers for any differential tax treatment between dividends and payments in lieu of dividends. Interactive may allocate payments in lieu of dividends by any mechanism permitted by law. Nothing in this paragraph is meant to alter Interactive’s obligations under the Customer Protection rules of the Securities and Exchange Act of 1934, including but not limited to Interactive’s obligation to retain under its possession and control and not to lend or hypothecate fully-paid securities in a cash account or fully-paid or excess margin securities in a margin account.

I.           Security Interest: Any and all securities, cash, investments, contracts, foreign currency, collateral and/or property, including all proceeds of the foregoing, held by or on behalf of Interactive for Introducing Broker’s Account(s), are hereby pledged to Interactive and shall be subject to a perfected first priority lien and security interest in Interactive’s favor to secure performance of Introducing Broker’s obligations and liabilities to Interactive arising under this Agreement, any other agreement with Interactive, or any transaction.

J.           Interest Charges: For each Sub-Account comprising the Consolidated Account, Interactive shall pay credit interest to Introducing Broker and shall charge debit interest to Introducing Broker at such interest rates and on such credit or debit balances as are then set forth on the Interactive website. Interactive shall pay credit interest only on that portion of the Sub-Account credit balance that exceeds the credit balance threshold for the particular currency which is then set forth on the Interactive website (e.g., USD 10,000). Interactive reserves the right, in its sole discretion, to amend its credit and debit interest policies and rates upon notice made by posting the amended policies or rates on the interactive website.

K.       Multi-Currency Enabled Margin Accounts:

1.         Operation of Multi-Currency Accounts: The Interactive Multi-Currency account function gives users the ability to trade securities or commodities denominated in different currencies using a single account denominated in a “base” currency of the user’s choosing. Users choose a base currency, and balances, positions and Margin Requirements will be calculated and displayed in the base currency. When a user purchases a security or commodity denominated in a currency other than the base currency, a margin loan is established to fund the purchase. This margin loan is secured by funds held by Interactive in the user’s base currency and in other currencies and by account securities and commodities positions to the extent allowed by the Laws and Regulations.

2.         Foreign Currency Exchange Transaction Facility: Multi-Currency enabled Sub-Accounts will be able to exchange cash funds between the base currency and other currencies through spot foreign exchange transactions executed through the Interactive system, introducing Broker and Its Customers can use these spot foreign exchange transactions to convert funds to repay margin balances, to convert gains generated on investments denominated in foreign currency back into the base currency, or to take positions in particular currencies for purposes of investment or speculation.

3.         Deposits and Withdrawals: All deposits into and withdrawals from the Multi-Currency enabled Account (or Sub-Account) must be made in the base currency. If Introducing Broker or its Customers use the spot foreign exchange transaction facility provided by Interactive to purchase a foreign currency, funds may not be withdrawn in that currency or transferred to another financial institution but must be converted back into the base currency through execution of a subsequent transaction with Interactive. Likewise, investment gains accruing in a currency other than the base currency must be converted back into the base currency through a foreign exchange transaction in order to be withdrawn, and investment losses accruing in a currency other than the base currency must be repaid by converting funds in the base currency into the foreign currency.

4.         Foreign Currency Exchange Transactions: For foreign currency exchange transactions executed through Interactive’s spot foreign currency exchange facility, Interactive generally will act as agent or riskless principal and will effect such transactions through an interactive affiliate, which may earn a profit (or suffer a loss) in connection with such transactions. Introducing Broker shall pay a transaction fee to Interactive for each foreign exchange transaction, which Interactive may deduct from the Account(s). Interactive may modify the transaction fee rates upon notice to Introducing Broker via the Interactive website or otherwise.

5.         Margin: If Introducing Broker maintains positions denominated in foreign currencies, the Interactive system will calculate the margin required to carry those positions by applying exchange rates specified by Interactive and translating the foreign currency margin balances into the base currency specified by the Introducing Broker (introducing Broker understands that this is a pro forma calculation - no funds will actually be converted for purposes of margin calculations). IN TRANSLATING THE FOREIGN CURRENCY MARGIN REQUIREMENTS INTO THE BASE CURRENCY, INTERACTIVE WILL APPLY “HAIRCUTS” (A PERCENTAGE DISCOUNT ON THE FOREIGN CURRENCY EQUITY AMOUNT) TO REFLECT THE POSSIBILITY OF FLUCTUATION IN EXCHANGE RATES BETWEEN THE BASE CURRENCY AND THE FOREIGN CURRENCY. INTRODUCING BROKER AND ITS CUSTOMERS THEREFORE MUST CLOSELY MONITOR MARGIN AND RISK MANAGEMENT REQUIREMENTS IN THE SUB-ACCOUNTS AT ALL TIMES, PARTICULARLY FOR POSITIONS DENOMINATED IN FOREIGN CURRENCIES (BECAUSE CURRENCY FLUCTUATION, IN ADDITION TO FLUCTUATION IN THE VALUE OF THE UNDERLYING POSITION, CAN CAUSE A DEFICIT).

6.         Interactive’s Right to Refuse Orders: These provisions do not evidence a commitment of Interactive to enter into foreign currency exchange transactions generally or to enter into any specific foreign currency exchange transaction. Interactive reserves the right, exercisable at any time in Interactive’s sole discretion, to refuse: (i) acceptance of Introducing Broker’s orders, or (ii) to quote a two-way market.

7.         Authorization To Transfer Funds: Introducing Broker agrees that Interactive may transfer to or from regulated futures or securities Account(s) from or to any non-regulated foreign currency account any funds or securities that may be required to avoid margin calls, reduce debit balances or for any other reason that is not in conflict with applicable Laws and Regulations.

8.         Netting Provisions:

i.             Netting by Novation. Each foreign currency transaction made between Introducing Broker and Interactive will immediately, upon its being entered into, be netted with all then existing foreign currency transactions between Introducing Broker and Interactive for the same currencies so as to constitute a single foreign currency transaction.

ii.          Payment Netting. If on any delivery date more than one delivery of a particular currency is to be made between Introducing Broker and Interactive pursuant to a foreign currency transaction, each party shall aggregate the amounts deliverable by it and only the difference, if any, between these aggregate amounts shall be delivered by the party owing the larger amount to the other party.

iii.       Close-Out Netting. In the event Introducing Broker: (a) incurs a margin deficit in any Account or a Risk Management Requirement deficit in any Sub-Account, (b) defaults in the payment or performance of any obligation to Interactive under any agreement with Interactive, (c) becomes the subject of a bankruptcy, insolvency or other similar proceeding, or (d) fails to pay its debts generally as they become due, Interactive shall be entitled in its discretion, immediately and at any time to close-out all Introducing Broker’s foreign currency transactions by converting them to the base currency, and may in its discretion at any time or from time to time liquidate all or some of Introducing Broker’s collateral in Interactive’s possession or control on any commercially reasonable basis and apply the proceeds of such collateral to any amounts owing by Introducing Broker to Interactive resulting from the close-out of such foreign currency transactions.

iv.      Notwithstanding anything to the contrary herein regarding Interactive’s rights to close-out foreign currency transactions, if an event specified in clause (c) of sub-section (iii) has occurred, then upon the occurrence of such event, all outstanding foreign currency transactions will be deemed to have been automatically terminated as of the time immediately preceding the institution of the relevant proceeding, or the presentation of the relevant petition upon the occurrence with respect to Introducing Broker of such specified event.

v.         The rights of Interactive under this section shall be in addition to, and not in limitation or exclusion of any other rights that Interactive may have (whether by agreement, operation of law or otherwise).

14.  Privacy Policy: Introducing Broker acknowledges receipt of the “Interactive Introducing Brokers Group Privacy Statement” (“Interactive Privacy Statement”). Introducing Broker consents to the receipt of annual notice of the Interactive Privacy Statement via the Interactive website and shall monitor the Interactive website for revisions to the Interactive Privacy Statement.

15.  Universal Accounts:

A.       If Introducing Broker wishes to execute trades for securities, options, futures and other products through Interactive in a single screen environment and receive combined statements reflecting trades for various products. Introducing Broker may utilize Interactive’s “Universal Account” function. Introducing Broker acknowledges that an Interactive Universal Account consists of two underlying accounts, a securities trading account maintained pursuant to SEC regulations and a futures trading account maintained pursuant to CFTC regulations. Introducing Broker understands and acknowledges that the Universal Account is actually two separate accounts for bookkeeping and regulatory purposes. Introducing Broker authorizes Interactive to combine information regarding the separate securities and futures accounts, including but not limited to trade confirmations and position and margin information, into a single statement sent to Introducing Broker. To the extent Interactive maintains Sub-Accounts for Introducing Broker as an administrative service, with each Sub-Account being used for trading of an Introducing Broker Customer Account, Interactive may combine information regarding the separate securities Sub-Account and futures Sub-Account for each broker Customer, including but not limited to trade confirmations and position and margin information, into a single statement sent to introducing Broker for that Customer.

B.       Introducing Broker authorizes Interactive to transfer cash at any time between and among Introducing Broker’s underlying securities and futures accounts or Sub-Accounts to cover any obligations (e.g., funds needed for purchase of investment products) or margin or risk management requirements in the other account. Introducing Broker acknowledges Interactive’s right to liquidate positions in the underlying securities or commodity account to cover any deficit in the other account.

16.  Options and Other Rights’ Expiration: Prior to the start of the last trading day before expiration, Introducing Broker agrees in liquidate (i.e., close out) any long (or short) option position or other rights position (including but not limited to equity options, ETF options and non-cash settled futures options) that an account or Sub-Account holds for which the account or Sub-Account has insufficient equity or may have insufficient equity at expiration to exercise (or be assigned on) such position and to then carry the resulting underlying position. Introducing Broker acknowledges that approaching expiration with long or short options for which an account or Sub-Account does not or may not have sufficient equity to hold the underlying position puts Introducing Broker and Interactive at serious risk (including the risk of market movements in the underlying product between expiration and the next opening of the market in the product). If Introducing Broker has not closed out along or short option or other rights position prior to the start of the last trading day before expiration, and if Interactive in its sole discretion determines that an account or Sub- Account has or may have insufficient equity to hold the underlying position upon expiration. Interactive has the right, in its sole discretion, to do any of all of the following and Introducing Broker and its Customers shall have no claim for damages or lost profits resulting from any or all of the following: a) Interactive may liquidate some or all of the options or rights position prior to expiration; and/or b) Interactive may lapse some or all of the options (i.e., instruct that they not be exercised), even if in-the-money at expiration; and/or c) Interactive may allow some or all of the options to be exercised/assigned and then may liquidate some or all of the resulting position.

17.  Commodity Options: Introducing Broker acknowledges and agrees that commodity option contracts may not be exercised and must be closed out by offset. Except for cash-settled commodity options, if Introducing Broker has not offset commodity options contract positions at least one (1) day prior to the close of trading prior to final settlement, Interactive is authorized to do so, or to sell any position into which the option position is converted upon expiration, or to otherwise liquidate the resulting positions, and credit or debit Introducing Broker’s account accordingly. Introducing Broker shall pay Interactive for all costs and expenses related to such liquidations and shall hold Interactive harmless for any actions taken, or not taken, in connection therewith.

18.  Close-Out Deadline for Futures Contracts Not Settled in Cash:

A.       For futures contracts that are not settled in cash but are settled by actual physical delivery of the underlying commodity (including those foreign currency contracts that call for actual delivery of the physical currency and arc not on the Interactive Deliverable Currency List), Introducing Broker may not make or receive delivery of the underlying commodity. For long positions not settled in cash, Introducing Broker agrees to roll forward or close-out the position by offset three (3) business days prior to the exchange-specified first notice day (the long “Close-Out Deadline”). For short positions not settled in cash, Introducing Broker agrees to roll forward or close-out the position by offset three (3) business days prior to the exchange-specified last trade day (the short “Close-Out Deadline”). It is Introducing Broker’s responsibility to make itself aware of the Close-out Deadlines. If Introducing Broker has not closed out any position in a futures contract not settled in cash by the Close-Out Deadline, Interactive has the right to liquidate the position in the expiring contract. If Introducing Broker fails to close out a futures position and Interactive is unable to close out the position prior to the expiration of the contract, then Introducing Broker shall be liable for any and all costs of delivery and liquidation of the resulting physical currency position.

B.       Most foreign currency contracts call for actual delivery of the physical currency. Interactive will only make or receive delivery of the currency contracts that are specified in the Interactive Deliverable Currency List. This is an automatic process, and introducing Broker must close out positions prior to the settlement date if Introducing Broker does not wish to make or receive delivery.

19.  Position Limits

A.       Introducing Broker agrees that Interactive, in its sole discretion, may establish position limits for the account or Sub-Accounts and may limit the number of open positions (net or gross) that the Introducing Broker may execute, clear and/or carry with or acquire through interactive. Introducing Broker agrees (i) not to enter into any transaction that would have the effect of exceeding such position limits, (ii) that Interactive may at any time reduce open positions by issuing closeout or offsetting trades, or require the Introducing Broker to reduce open positions carried with Interactive, and (iii) that Interactive may refuse for any reason to accept orders to establish new positions. Interactive may impose and enforce such limits, reduction or refusal whether or not the same are required, by the Laws and Regulations.

B.       Introducing Broker shall comply with all position limits established by any regulatory or self- regulatory organization or by any Exchange. In addition, Introducing Broker agrees to notify Interactive promptly if the Introducing Broker is required to file position reports with any regulatory or self-regulatory organization or with any Exchange and agrees to promptly provide Interactive with copies of any such position reports. Interactive expressly disclaims any liability for any losses incurred by Introducing Broker relating to Introducing Broker approaching exceeding any position limits established by Interactive or by any regulatory or self-regulatory organization or by any Exchange. Introducing Broker understands that Interactive shall not have any obligation, and is in no way agreeing, to monitor on behalf of Introducing Broker any of the trading activities of Introducing Broker and/or compliance by Introducing Broker with any position limits established by Interactive or by any regulatory or self-regulatory organization or by any Exchange.

20.  Volume Weighted Average Price (VWAP) Order: Interactive may accept Guaranteed Volume Weighted Average Price (“GVWAP”) orders for certain securities or futures products, GVWAP stock transactions will be executed after the close of trading at the average price for the security during the reference period, as calculated by a third-party pricing service (“Pricing Service”), interactive has no control over the methodology used by the Pricing Service to calculate GVWAP prices and does not warrant the accuracy of those prices. Interactive reserves the right NOT to execute a GVWAP transaction at the close of trading in the following circumstances: (a) the Introducing Broker’s GVWAP order violates Laws or Regulations or is intended to defraud or manipulate the market; (b) a significant disruption in or premature close of trading in the market on which the security or futures product is traded; (c) acts of God, war (declared or undeclared), terrorism, fire or action by an exchange or governmental authority that disrupts trading in the relevant security or the Pricing Service’s calculation of the GVWAP; or (d) if the Pricing Service’s calculation of GVWAP prices is clearly erroneous. In such cases, Interactive shall have no obligation to execute Introducing Broker’s GVWAP order.

21.  Event of Default:

A.       An “Event of Default” hereunder shall occur automatically, without notice from Interactive if: (1) Introducing Broker breaches, repudiates, or defaults in any way on any agreement with Interactive (including introducing Broker’s agreement to provide margin) or with any third party; (2) Interactive, in its sole discretion, determines that it has sufficient grounds for insecurity with respect to introducing Broker’s performance of any obligation to any person and, immediately after demand, Introducing Broker fails to provide assurance of performance of the obligation satisfactory to Interactive; (3) any proceedings are commenced by or against Introducing Broker under any bankruptcy, insolvency, relief of debtors, or similar law; (4) Introducing Broker makes an assignment for the benefit of creditors; (5) a receiver, trustee, conservator, liquidator, or similar officer is appointed for introducing Broker or any of Introducing Broker’s property; (6) any of Introducing Broker’s representations to Interactive, whenever or wherever made, were misleading when made or later become untrue; (7) Introducing Broker or any organization of which introducing Broker is a member suspends or threatens to suspend the transaction of its usual business; (8) any proceeding is commenced with respect to any of introducing Broker’s property or any such organization; or (9) Interactive has reason to believe that any of the foregoing is likely to occur imminently.

B.       Introducing Broker absolutely and unconditionally agrees that, after the occurrence of an Event of Default, Interactive is authorized to terminate any or all of Interactive’s obligations to Introducing Broker for future performance; and Interactive shall have the right in its sole discretion, but not the obligation, without prior notice to the Introducing Broker, to liquidate all or part of any or all positions in any of Introducing Broker’s Interactive accounts (including by the entry of offsetting transactions) at any time and in such manner and in any market as Interactive deems necessary. Introducing Broker acknowledges that, in addition to any other rights or remedies allowed by law, all balances in any of Introducing Broker’s accounts with Interactive are hereby pledged to interactive to secure performance of Introducing Broker’s obligations hereunder.

C.       Introducing Broker will indemnify Interactive and hold interactive harmless for all actions, omissions, costs, expenses (including attorneys’ fees), losses, penalties, claims or liabilities, which Interactive incurs in connection with: (1) the exercise of any remedy, (2) the care of the collateral and defending or asserting the rights and claims of Interactive in respect thereof, and (3) meeting any obligation of Interactive which it fails to perform by reason of an Event of Default.

22.  License to Use Interactive Software and Related Restrictions: Interactive grants to Introducing Broker and Introducing Broker accepts a non-exclusive and non-transferable license to use Interactive’s proprietary software to communicate with the Interactive System (“Interactive Software”), solely as provided herein. Title to the Interactive Software shall remain the sole property of Interactive, including without limitation, all applicable rights to patents, copyrights and trademarks. Introducing Broker shall secure and protect the Interactive Software in a manner consistent with the maintenance of Interactive’s ownership and rights therein and shall not sell, exchange, or otherwise transfer the Interactive Software to others. Interactive shall be entitled to obtain immediate injunctive relief against threatened breaches of the foregoing undertakings. Introducing Broker shall not copy, modify, translate, decompile, reverse engineer, disassemble or otherwise reduce to a human readable form, or adapt, the Interactive Software or use it to create a derivative work, unless authorized in writing to do so by an officer of Interactive and confirmed by Interactive’s Secretary. Any updates, replacements, revisions, enhancements, additions or conversions to the interactive Software supplied to Introducing Broker by Interactive shall become subject to this Agreement.

23.  Commissions and Fees:

A.       Deposit: In order to apply to become an Introducing Broker, Interactive requires the Introducing Broker to provide a $ 10,000 (US) application deposit. This $10,000 deposit shall be placed in the Introducing Broker’s Interactive account. Upon approval of the Introducing Broker’s application, it is expected that this deposit will be applied against the first $10,000 in commissions/clearing fees incurred. If the introducing Broker does not complete its application, the deposit will not be refunded. If Interactive rejects the introducing Broker’s completed application, or if Interactive’s regulators do not approve the Introducing Broker’s participation as an introducing broker, the deposit will be refunded. Once the Introducing Broker’s account is established and the Introducing Broker or its Customers begin trading, Interactive does not claim any right or title to the deposit and it can be withdrawn by the Introducing Broker.

B.       Interactive’s Commissions: Upon execution of on order, Introducing Broker shall pay to Interactive its commissions and fees, which Interactive may deduct from Introducing Broker’s account. Commissions and fees (including but not limited to any required monthly minimum aggregate commission owed by Introducing Broker regardless of activity) shall be as described on interactive’s website, unless separately agreed in writing by an authorized officer of Interactive.

C.       Introducing Broker’s Commission Charges to Introducing Broker’s Customers: As an administrative service to Introducing Broker, Interactive may deduct from the Consolidated Account Introducing Broker’s commission charges or other fees Introducing Broker charges to Introducing Broker’s Customers and hold these funds for the benefit of Introducing Broker. If Interactive provides this service, Introducing Broker will specify its Customer commission and fee schedule to Interactive and Interactive will deduct commissions and fees as specified. Introducing Broker represents and warrants that all commissions and fees charged by the Introducing Broker to any Customer have been or will be fully disclosed to the Customer. Introducing Broker further represents and warrants that its commissions and fees shall be commercially reasonable and shall comply with all applicable Laws and Regulations. Introducing Broker agrees to return to Interactive immediately any funds of any kind erroneously or improperly remitted to Introducing Broker by Interactive. Introducing Broker grants a lien to Interactive against any funds held by Interactive for introducing Broker in order to satisfy any obligation of Introducing Broker to Interactive arising in connection with this Agreement, in the event that funds in the Consolidated Account or a Sub-Account are insufficient to pay Interactive’s commissions/fees and Introducing Broker’s commissions/fees, Interactive’s commissions/fees shall be paid first.

D.       Cost-Plus Commission Schedule: Interactive Brokers may offer a cost-plus (or “unbundled”) commission schedule for certain products, in which Interactive itemizes the approximate cost of exchange fees and other trading or clearing or regulatory fees paid to third parties separately from Interactive’s own commissions. The cost schedules specified on the Interactive website and used as the basis for cost-plus commission calculations may differ from the actual exchange fees or other trading or clearing or regulatory fees paid to third parties, and in such case the cost schedules specified on the Interactive website are controlling and shall be used to calculate the commission charged to Introducing Broker.

24.  Price Quotations, Market Information, Research and Internet Links: Price quotations, market information, news, research and any other information accessible through the Interactive website or other Interactive services or facilities (“Information”) may be prepared by exchanges or information providers (“Providers”) that are independent of Interactive and Interactive’s affiliates. Neither Interactive nor the Providers guarantee the accuracy, timeliness, or completeness of the information. RELIANCE ON QUOTES, DATA OR OTHER INFORMATION IS AT INTRODUCING BROKER’S OWN RISK. IN NO EVENT WILL INTERACTIVE OR THE PROVIDERS BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES ARISING FROM USE OF THE INFORMATION. THERE IS NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, REGARDING THE INFORMATION, INCLUDING WARRANTY OF MERCHANTIBLITY, WARRANTY OF FITNESS FOR A PARTICULAR USE, OR WARRANTY OF NON-INFRINGEMENT.

25.  No Warranty Regarding SIPC Coverage: Interactive makes no warranty or representation whatsoever with respect to whether the funds or positions in the Consolidated Account are eligible for coverage by the Securities Investor Protection Corporation (“SIPC”) or whether the funds and positions are eligible for any excess SIPC coverage carried by Interactive. Eligibility for SIPC coverage is determined by standards set forth in the Securities Investor Protection Act.

26.  License to Use Interactive Software and Related Restrictions: Interactive grants to Introducing Broker and Introducing Broker accepts a non-exclusive and non-transferable license to use Interactive’s proprietary software to communicate with the Interactive System (“Interactive Software), solely as provided herein. Title to the Interactive Software shall remain the sole property of lnteractive, including without limitation, all applicable rights to patents, copyrights and trademarks. Introducing Broker shall secure and protect the Interactive Software in a manner consistent with the maintenance of Interactive’s ownership and rights therein and shall not sell, exchange, or otherwise transfer the Interactive Software to others. Interactive shall be entitled to obtain immediate injunctive relief against threatened breaches of the foregoing undertakings. Introducing Broker shall not copy, modify, translate, decompile, reverse engineer, disassemble or otherwise reduce to a human readable form, or adapt, the Interactive Software or use it to create a derivative work, unless authorized in writing to do so by an officer of Interactive and confirmed by Interactive’s Secretary. Any updates, replacements, revisions, enhancements, additions or conversions to the Interactive Software supplied to Introducing Broker by Interactive shall become subject to this Agreement.

27.  Liability and Indemnify:

A.       NO LIABILITY OF INTERACTIVE TO INTRODUCING BROKER’S CUSTOMERS: THIS AGREEMENT IS BETWEEN INTERACTIVE AND INTRODUCING BROKER ONLY. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO BIND INTERACTIVE OR TO IMPOSE ANY LIABILITY OR OBLIGATION UPON INTERACTIVE WITH RESPECT TO INTRODUCING BROKER’S CUSTOMERS INCLUDING, BUT NOT LIMITED TO, THOSE CUSTOMERS OF INTRODUCING BROKER WHOSE TRANSACTIONS ARE EFFECTED THROUGH THE CONSOLIDATED ACCOUNTS. THERE ARE NO BENEFICIARIES TO THIS AGREEMENT OTHER THAN INTERACTIVE AND INTRODUCING BROKER.

B.       LIMITATION OF INTERACTIVE’S LIABILITY TO INTRODUCING BROKER: INTRODUCING BROKER ACCEPTS THE INTERACTIVE SYSTEM “AS IS”, AND WITHOUT WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE, PURPOSE OR APPLICATION; TIMELINESS; FREEDOM FROM INTERRUPTION; OR ANY IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE. UNDER NO CIRCUMSTANCES SHALL INTERACTIVE BE LIABLE FOR ANY PUNITIVE, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGES, INCLUDING LOSS OF BUSINESS, PROFITS OR GOODWILL UNLESS ARISING DIRECTLY FROM ITS FRAUD OR CAUSING PERSONAL BODILY INJURY OR DEATH. INTERACTIVE SHALL NOT BE LIABLE TO INTRODUCING BROKER BY REASON OF DELAYS OR INTERRUPTIONS OF SERVICE OR TRANSMISSIONS, OR FAILURES OF PERFORMANCE OF THE INTERACTIVE SYSTEM, REGARDLESS OF CAUSE, INCLUDING, BUT NOT LIMITED TO, THOSE CAUSED BY HARDWARE OR SOFTWARE MALFUNCTION; GOVERNMENTAL, EXCHANGE OR OTHER REGULATORY ACTION; ACTS OF GOD; WAR; TERRORISM; OR INTERACTIVE’S INTENTIONAL ACTS. INTRODUCING BROKER RECOGNIZES THAT THERE MAY BE DELAYS OR INTERRUPTIONS IN THE USE OF THE INTERACTIVE SYSTEM, INCLUDING, FOR EXAMPLE, THOSE CAUSED INTENTIONALLY BY INTERACTIVE FOR PURPOSES OF SERVICING THE INTERACTIVE SYSTEM. INTRODUCING BROKER ACKNOWLEDGES THAT INTRODUCING BROKER IS RESPONSIBLE FOR MAINTAINING ALTERNATIVE TRADING ARRANGEMENTS IN ADDITION TO INTRODUCING BROKER’S INTERACTIVE ACCOUNT. IN NO EVENT SHALL INTERACTIVE’S LIABILITY, REGARDLESS OF THE FORM OF ACTION AND DAMAGES SUFFERED BY INTRODUCING BROKER, EXCEED THE HIGHEST AGGREGATE MONTHLY COMMISSIONS AND FEES PAID BY INTRODUCING BROKER TO INTERACTIVE.

C.       Indemnification of Interactive by Introducing Broker: Introducing Broker shall indemnify, defend and agree to hold Interactive, Interactive’s affiliates, their respective successors and assigns, and their respective directors, officers, employees and agents (“Interactive Indemnitees”) harmless from and against any and all claims, demands, proceedings, suits and actions, of any kind, made at any time, by any person or entity (including, but not limited to, Introducing Broker’s Customers or regulatory or self-regulatory authorities) for any penalties, damages, costs, judgments, attorneys’ fees or any other expenses incurred in connection with any transaction or activity involving the Consolidated Account or any of Introducing Broker’s Customers or any other transaction or activity contemplated by this Agreement. Errors, misunderstandings, controversies or disputes involving former, current, or potential Customers of Introducing Broker shall be Introducing Broker’s sole responsibility and liability. Notwithstanding the foregoing, Introducing Broker shall not be obligated to indemnify Interactive for any penalties, damages, costs, judgments, attorneys’ fees or other expenses that are incurred solely as a result of, solely arise out of, or are imposed solely due to Interactive’s fraud or willful misconduct, These indemnification provisions shall remain operative and in full force after termination of this Agreement.

D.       Defense of Third Party Claims: If within ten (10) business days after receiving written notice of any claim, demand, proceeding, suitor action with respect to which an Interactive Indemnitee may have any claim to indemnification under this Agreement, Introducing Broker shall fail to institute the defense of the Interactive Indemnitee in connection with such claim, demand, proceeding, suit or action, or if thereafter Introducing Broker shall fail diligently to prosecute such defense, the Interactive indemnitee shall have the right, but not the obligation, to defend such action. The costs and expenses, including reasonable attorneys’ fees, associated with such a defense shall be borne by Introducing Broker. Neither the exercise of the right to participate in or assume the responsibility for any such defense nor the failure to exercise such rights shall limit, in any way, the Interactive Indemnitee’s right to indemnification under this Agreement. Introducing Broker shall not settle any claim, demand, proceeding, suit or action against Interactive without the prior written consent of the Interactive Indemnitee.

28.  Relationship between the Parties: This Agreement does not and shall not be deemed to constitute a partnership or joint venture between the parties. Neither Introducing Broker nor any of its officers, directors, employees or representatives are employees or agents of Interactive, nor shall they hold themselves out as such. Introducing Broker has no authority to make any representations or give any warranties on Interactive’s behalf and shall not make any such representations or give any such warranties. Introducing Broker shall have no authority to bind Interactive or to enter into any agreement, understanding or commitment giving rise to any liability or obligation of Interactive.

29.  DISCLOSURE STATEMENT: THIS STATEMENT IS FURNISHED TO YOU BECAUSE CFTC RULE 190.10(c) REQUIRES IT FOR REASONS OF FAIR NOTICE UNRELATED TO INTERACTIVE’S CURRENT FINANCIAL CONDITION:

A.       YOU SHOULD KNOW THAT IN THE UNLIKELY EVENT OF THIS COMPANY’S BANKRUPTCY, PROPERTY, INCLUDING PROPERTY SPECIFICALLY TRACEABLE TO YOU, WILL BE RETURNED, TRANSFERRED OR DISTRIBUTED TO YOU, OR ON YOUR BEHALF, ONLY TO THE EXTENT OF YOUR PRO RATA SHARE OF ALL PROPERTY AVAILABLE FOR DISTRIBUTION TO BROKERS.

B.       NOTICE CONCERNING THE TERMS FOR THE RETURN OF SPECIFICALLY IDENTIFIABLE PROPERTY WILL BE MADE BY PUBLICATION IN A NEWSPAPER OF GENERAL CIRCULATION.

C.       THE CFTC’S REGULATIONS CONCERNING BANKRUPTCIES OF COMMODITY BROKERS CAN BE FOUND AT 17 CODE OF FEDERAL REGULATIONS PART 190.

30.  CFTC Regulation 15.05 - Designation of Interactive Brokers LLC as Agent of Foreign Brokers and Foreign Traders; CFTC Regulation 21.03 - Selected Special Calls for Information:

A.       Introducing Broker acknowledges that if Introducing Broker is a foreign (non-U.S.) broker, then pursuant to CFTC Regulation 15.05, Interactive is Introducing Broker’s agent (and the agent of Introducing Broker’s Customers, and in the case of Customers that are themselves foreign brokers, those brokers and their customers) for purposes of accepting delivery and service of any communication issued by or on behalf of the CFTC to Introducing Broker or Introducing Broker’s Customers. Service or delivery of any communication issued by or on behalf of the CFTC to Interactive pursuant to such agency shall constitute valid and effective service or delivery upon Introducing Broker or Introducing Broker’s Customers. Upon receipt by Interactive of a communication by or on behalf of the CFTC, Interactive shall transmit the communication to Introducing Broker or Introducing Broker’s Customers promptly and in a manner that is reasonable under the circumstances, or in a manner specified by the CFTC.

B.       Introducing Broker acknowledges that under CFTC Regulation 21.03, upon a determination by the CFTC that information, concerning accounts may be relevant in determining whether the threat of a market manipulation, corner, squeeze, or other market disorder exists on any reporting market, the CFTC may issue a call for information from Introducing Broker or Introducing Broker’s Customers requiring them to provide to the CFTC information concerning the options or futures trading at issue, including but not limited to the identity of the trader, the underlying beneficial ownership of the account, the size of the positions, and other information. If Introducing Broker or Introducing Broker’s Customers fail to respond to the special call, the CFTC may direct the appropriate contract market and all brokers to prohibit further trades for or on their behalf in the contract specified in the call unless such trades offset existing open contracts. Under Regulation 21.03(g) if a party believes it was aggrieved by the action taken by the CFTC that party shall have the opportunity for a prompt hearing after the Commission acts. Introducing Broker acknowledges that copies of CFTC Regulation 15.05 and 21.03 are available from Interactive.

31.  Termination of the Agreement:

A.       Either party may terminate this Agreement and/or Introducing Broker’s use of the Interactive System at any time, in its sole discretion. In the event that this Agreement is terminated, Introducing Broker shall promptly close all open Consolidated Account positions or make mutually satisfactory arrangements to transfer such positions. As long as there are any unsettled transactions or open positions in any Consolidated Account, this Agreement shall not be terminated by Introducing Broker.

B.       Termination of this Agreement shall not release Introducing Broker from any liability or responsibility to Interactive with respect to transactions occurring prior to the effective date of such termination, whether or not claims relating to such transaction shall have been made before or after such termination.

32.  Miscellaneous:

A.       Language: Introducing Broker agrees to the provision of this Agreement in English and represents that Introducing Broker understands all of the terms and conditions contained herein.

B.       Applicable Law: Jurisdiction: Service of Process: This Agreement and the rights and liabilities of the Parties shall, in all respects, be construed and governed in accordance with the laws of New York, without regard to conflicts of law principles. The courts of New York have exclusive jurisdiction over all disputes relating to or arising from the execution or performance of this Agreement, except when arbitration is provided. Introducing Broker hereby irrevocably and unconditionally submits itself to the personal jurisdiction of the United States federal courts and state courts located in New York. Introducing Broker waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or in connection with this Agreement brought in the United States federal courts or state courts located in New York. Introducing Broker further hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. In all judicial actions, arbitrations, or dispute resolution methods, the Parties waive any right to punitive damages. Introducing Broker irrevocably and unconditionally agrees to accept service of process regarding any action, suit or proceeding brought in any court identified above by first class mail or courier service delivered to Introducing Broker’s address specified below. If Introducing Broker changes its address it shall notify Interactive immediately and Introducing Broker shall thereafter accept service of process as specified herein at its new address.

C.       Entire Agreement: The Parties acknowledge that they have not made any oral or written representations or warranties other than this Agreement.

D.       Amendments: No provision of this Agreement can be waived, altered, modified or amended, on an individual basis, unless such waiver, alteration, modification or amendment is committed to in writing and signed by a duly authorized officer of Interactive and confirmed, in writing, by Interactive’s Secretary or General Counsel.

E.        Captions: Captions are provided herein for convenience only and are not of substantive effect.

F.         Counterparts: This Agreement may be executed in counterparts, and all counterparts so executed shall constitute one agreement, binding on the Parties hereto, notwithstanding that the Parties are not signatory to the same counterpart.

G.       No Waiver: The failure of either party to enforce, at any time, or for any period, any one or more of the terms or conditions of this Agreement or to exercise any right, remedy or privilege shall not be a waiver of such terms, conditions, rights, remedies or privileges or of the right, at any time subsequently, to enforce all terms and conditions of this Agreement or to exercise such rights, remedies or privileges. The enumeration in this Agreement of specific remedies available to Interactive shall not be exclusive of any other remedies.

H.      Severability: If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be ineffective only to the extent of such unenforceability, and the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

I.           Successors and Assigns: This Agreement and all of rights and liabilities hereunder shall be binding upon the Parties’ respective successors and permitted assigns. All or part of the rights and obligations of Interactive under this Agreement may be assigned by Interactive to any affiliate of Interactive or of the Interactive Introducing Brokers Group or to another duty registered broker-dealer or futures commission merchant upon notice to Introducing Broker. No assignment may be made by Introducing Broker without the prior, written consent of Interactive. All of Interactive’s rights and remedies and any limitations on liability thereunder shall inure to the benefit of Interactive’s Affiliates. Interactive’s Affiliates are not liable for Interactive’s acts and omissions.

J.           Lien: Introducing Broker grants Interactive a lien on all property held at any time by Interactive to secure any Introducing Broker indebtedness or obligation to Interactive and Interactive, without notice to Introducing Broker, may use, transfer or sell any or all of such property to enforce its lien.

K.       Consent to Accept, Electronic Communications: By entering into this Agreement, Introducing Broker consents to the receipt of electronic Records and Communications regarding all Introducing Broker transactions and dealings with Interactive, including confirmations, account statements, messages, and notices of any kind. Electronic Records and Communications may be sent to Introducing Broker’s Trader Workstation, through a Computer-to-Computer Interface or to Introducing Broker’s e-mail address. Introducing Broker may withdraw such consent at any time by hard copy letter delivered via Federal Express or other overnight courier to Interactive Introducing Brokers, Director of Compliance, One Pickwick Plaza, Greenwich, CT 06830.

L.        Telephone Conversations: Introducing Broker agrees that Interactive may record telephone conversations.

33.  Arbitration:

A.       Securities Accounts:

1.         THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

•             ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

•            ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

•            THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

•            THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD UNLESS, IN AN ELIGIBLE CASE, A JOINT REQUEST FOR AN EXPLAINED DECISION HAS BEEN SUBMITTED BY ALL PARTIES TO THE PANEL AT LEAST 20 DAYS PRIOR TO THE FIRST SCHEDULED HEARING DATE.

•            THE PANEL OF ARBITRATORS MAY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

•            THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

•            THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

2.         Introducing Broker agrees that any controversy, dispute, claim, or grievance between Interactive, any Interactive affiliate or any of their shareholders, officers, directors employees, associates, or agents, on the one hand, and Introducing Broker or, if applicable, Introducing Broker’s shareholders, officers, directors, employees, associates, agents or Customers on the other band, arising out of, or relating to, this Agreement, or any account(s) established hereunder in which securities may be traded; any transactions therein; any transactions between Interactive and Introducing Broker; any provision of the Agreement or any other agreement between Interactive and Introducing Broker; or any breach of such transactions or agreements; shall be resolved by arbitration, in accordance with the rules then prevailing of any one of the following: (a) The Financial Industry Regulatory Authority; or (b) any other exchange or association of which Interactive is a member; as the claimant may elect (counterclaims shall he decided in the same forum in which the original claims are brought). The award of the arbitrators, or a majority of them, shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

3.         No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

•            the class certification is denied; or

•            the class is decertified; or

•            the Introducing Broker is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

4.         Interactive shall provide Introducing Broker with a copy of this pre-dispute arbitration clause or this Agreement or inform Introducing Broker that Interactive does not have a copy thereof, within ten (10) business days of receipt of Introducing Broker’s request.

5.         Upon request by Introducing Broker, Interactive shall provide Introducing Broker with the names of, and information on how to contact or obtain the rules of, all arbitration forums in which a claim may be filed under this Agreement.

B.       Futures Accounts:

If Introducing Broker maintains an account with Interactive in which futures, options on futures and/or commodity options may be traded, Introducing Broker agrees to be subject to the terms and conditions of any separate futures account Arbitration Agreement between Introducing Broker and Interactive.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH 33. BY SIGNING THIS AGREEMENT YOU ACKNOWLEDGE THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AND THAT YOU HAVE RECEIVED, READ AND UNDERSTOOD THE TERMS THEREOF.

EXECUTED AND AGREED:

INTERACTIVE BROKERS LLC		Top Capital Partners Limited

By:	Jeffrey Bauch	By:	/s/ Vincent Cheung

Signature:	/s/ Jeffrey Bauch	Name:	Vincent Cheung

Officer Name:	Jeffrey Bauch	Title:	Managing Principal, CEO

Officer Title:	Director, Compliance Chicago

Date:	10-Nov-2016	Date:	10-Nov-2016

Revised November 6, 2013